Exhibit 31.1

CERTIFICATION

I, Salvatore D’Auria, certify that:

1.             I have reviewed this Form 10-Q/A Amendment No.2 of Tut Systems, Inc.;

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 2, 2004

	By:	/s/ Salvatore D’Auria
Salvatore D’Auria,
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)